                MONTHLY CERTIFICATEHOLDER'S STATEMENT SERIES 1998-1
                                 TRAVELERS BANK USA
                     TRAVELERS BANK CREDIT CARD MASTER TRUST I

                          ----------------------------------
                            MONTHLY PERIOD ENDING 6/30/99
                          ----------------------------------

The information which is required to be prepared with respect to this Distribution Date the 15th of July 1999 and with respect to the performance of the trust during the month of June 1999 is set forth below.

Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement

A. Information Regarding the Current Monthly Distribution to Certificate holders (Stated on the Basis of $1,000 Original Certificate Principal Amount)


1.   The amount of distribution in respect of Class A Monthly Principal      0

2.   The amount of distribution in respect of Class B Monthly Principal      0

3.   The amount of distribution in respect of Class C Monthly Principal      0

4.   The amount of the distribution in respect of Class A Monthly
     Interest                                                            5.000

5.   The amount of distribution in respect of any accrued and unpaid
     Class A Monthly Interest.                                               0

6.   The amount of distribution in respect of Class A Additional Interest    0

7.   The Amount of distribution in respect of any accrued and unpaid
     Class B Monthly Interest                                                0

8.   The amount of distribution in respect of any accrued and unpaid
     Class B Monthly Interest                                                0

9.   The amount of distribution in respect of Class B Additional Interest    0

10.  The amount of the distribution in respect of Class C Monthly Interest   0

11.  The amount of distribution in respect of any accrued and unpaid
     Class C Monthly Interest                                                0

12.  The amount of distribution in respect of Class C Additional Interest    0

1.   PRINCIPAL RECEIVABLES
     ---------------------


     (a)  The aggregate amount of Collections of Principal
          Receivables processed during the related Monthly
          Period, which were allocable in respect of
          Class A Certificates.                                  63,187,955.86

     (b)  The aggregate amount of Collections of Principal
          Receivables processed during the related Monthly
          Period, which, were allocable in respect of
          Class B Certificates                                    3,468,335.00

     (c)  The aggregate amount of Collections of Principal
          Receivables processed during the related. Monthly
          Period, which were allocable in respect
          of Class C Certificates                                 2,776,315.66

2.   PRINCIPAL RECEIVABLES IN THE TRUST
     ----------------------------------



     (a)  The aggregate amount of Principal Receivables in
          the Trust as of the and of the day on the last
          day of the Monthly Period                             298,561,575.47

     (b)  The amount of Principal Receivables in the Trust
          represented by the Investor Interest of Series
          1998-1 as of the end of the day on the
          last day of the Monthly Period                        250,000,000.00

     (c)  The amount of Principal Receivables in the Trust
          represented by the Class A Investor Interest of
          Series 1998-1 as of the end of the day on
          the last day of the Monthly Period                    227,500,000.00

     (d)  The amount of Principal Receivables in the Trust
          represented by the Class B Investor Interest of
          Series 1998-1 as of the end of the last day of
          the Monthly Period                                     12,500,000.00

     (e)  The amount of Principal Receivables in the Trust
          represented by the Class C Investor Interest of
          Series 1998-1 as of the end of the day on the last
          day of the Monthly Period                              10,000,000.00


     (f)  The Floating Investor Percentage with respect
          to the Monthly Period                                         84.28%

     (g)  The Class A Floating Investor percentage with
          respect to the Monthly Period                                 76.70%

     (h)  The Class B Floating Investor Percentage with the
          respect to the Monthly Period                                  4.21%

     (i)  The Class C Floating Investor Percentage with
          respect to the Monthly Period                                  3.37%

     (j)  The Principal Investor Percentage with respect to
          the Monthly Period.                                           84.28%

     (k)  The Class A Principal Investor Percentage with
          respect to the Monthly Period                                 76.70%

     (l)  The Class B Principal Investor Percentage with
          respect to the Monthly Period                                  4.21%

     (m)  The Class C Principal Investor Percentage with
          respect to the Monthly Period                                  3.37%

3.   DELINQUENT BALANCES
     -------------------

     The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the last day of the related Monthly Period.

                                        Percentage of         Aggregate
                                      Total Receivables        Balance
                                      -----------------      ------------
     (a)  31-60 days                          .46%           1,372,827.42

     (b)  61-60 days                          .33%             973,716.59

     (c)  91-120 days                         .32%             949,002.09

     (d)  Over 120 days                       .40%           1,204,230.68

          Total                              1.51%           4,499,776.78

4.   INVESTOR DEFAULT AMOUNT
     -----------------------


     (a)  The Aggregate Investor Default Amount for the
          related Monthly Period                                    665,516.82

     (b)  The Class A Investor Default Amount for the
          related Monthly Period                                    605,661.37

     (c)  The Class B Investor Default Amount for the
          related Monthly Period                                     33,244.25

     (d)  The Class C Investor Default Amount for the
          related Monthly Period                                     26,611.20

5.   INVESTOR CHARGE-OFFS
     --------------------

     (a)  The aggregate amount of Class A Investor Charge-Offs for
          the related Monthly Period                                         0

     (b)  The aggregate amount of Class A Investor Charge-Offs set forth in 5 (a) above per $1,000 of original certificate
          principal amount                                                   0

     (c)  The aggregate amount of Class B Investor Charge-Offs for
          the related Monthly Period                                         0

     (d)  The aggregate amount of Class B Investor Charge-Offs
          set forth in 5 (a) above per $1,000 of original
          certificate principal amount                                       0

     (e)  The aggregate amount of Class C Investor Charge-Offs for
          the related Monthly Period                                         0

     (f)  The aggregate amount of Class C Investor Charge-Offs set forth in 5 (a) above per $1,000 of original certificate
          principal amount                                                   0

     (g)  The aggregate amount of Class A Investor Charge-Offs
          reimbursed on the Distribution Date                                0

     (h)  The aggregate amount of Class A Investor Charge-Offs set forth in 5 (g) above per $1,000 original certificate
          principal amount                                                   0

     (i)  The aggregate amount of Class B Investor Charge-Offs
          reimbursed on the Distribution Date                                0

     (j)  The aggregate amount of Class B Investor Charge-Offs set forth in 5 (g) above per $1,000 original certificate
          principal amount                                                   0

     (k)  The aggregate amount of Class C Investor Charge-Offs
          reimbursed on the Distribution Data                                0

     (l)  The aggregate amount of Class C Investor Charge-Offs
          set forth in 5 (g) above per $1,000 original certificate
          principal amount.                                                  0

6.   INVESTOR SERVICING FEE
     ----------------------


     (a)  The amount of the Class A Servicing Fee payable by
          the Trust to the Servicer for the related Monthly
          Period                                                    379,166.67

     (b)  The amount of the Class B Servicing Fee payable by
          the Trust to the Servicer for the related Monthly
          Period                                                     20,833.33

     (c)  The amount of the Class C Servicing Fee payable by
          the Trust to the Servicer for the related Monthly
          Period                                                     16,666.67

7.   REALLOCATIONS
     -------------

     (a)  The amount of Reallocated Class C Principal
          Collections with respect to this Distribution Date                 0

     (b)  The amount of Reallocated Class B Principal
          Collections with respect to this Distribution Date                 0

     (c)  The Class C Investor Interest as of the close of
          business on this Distribution Date                     10,000,000.00

     (d)  The Class B Investor Interest as of the close of
          business on this Distribution Date                     12,500,000.00

8.   PRINCIPAL FUNDING ACCOUNT
     -------------------------


     (a)  The principal amount on deposit in the Principal
          Funding Account on this Distribution Date (prior to
          withdrawals)                                                       0

     (b)  The Deficit Controlled Accumulation Amount for the
          related Monthly Period                                             0

     (c)  The Principal Funding Account Investment Proceeds
          deposited in the Collections Account to be treated
          as Class A Available Funds                                         0

9.   AVAILABLE FUNDS
     ---------------

     (a)  The amount of Class A Available Funds on deposit in
          the Collections Account for this Distribution Date      3,489,122.20

     (b)  The amount of Class B Available Funds on deposit in
          the Collections Account for this Distribution Date        191,515.05

     (c)  The amount of Class C Available Funds on deposit in
          the Collections Account for this Distribution Date        153,303.02

10.  PORTFOLIO YIELD
     ---------------


     (a)  The Net Portfolio Yield for the related Monthly Period        15.21%

     (b)  The Base Rate for the related Monthly Period                   7.46%

                                   TRAVELERS BANK USA
                                   Servicer

                                   By: /s/CHARLES HAUG
                                      -----------------------------
                                      Name: Charles Haug
                                      Title: Senior Vice President

                     SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                                   SERIES 1998-1
                                 TRAVELERS BANK USA
                     TRAVELERS BANK CREDIT CARD MASTER TRUST I

                      ------------------------------------------
                           MONTHLY PERIOD ENDING 6/30/99
                      ------------------------------------------


1.   The Aggregate amount of the Investor Percentage of
     Collections of Principal Receivables (net of Discount
     Option Collections)                                         69,432,606.52

2.   The aggregate amount of the Investor Percentage of
     Collections of Finance Charge Receivables (including
     Annual Membership Fees, Late Fees, Cash Advance Fees
     and Other Fees)                                              2,776,590.93

3.   The aggregate amount of the Investor Percentage of
     Discount Option Collections                                  1,057,349.34

4.   The aggregate amount of funds allocable to Series
     1998-1 in respect of Finance Charge Receivables              3,833,940.27

5.   The aggregate amount of funds on deposit in the
     Principal Funding Account allocable to Series
     1998-1 Certificates after taking into account deposits,
     but prior to withdrawals on the related Transfer Date                   0

6.   The excess, if any, of the Required Class C Invested
     Amount over the Class C Invested Amount (as of the
     related Transfer Date)                                                  0

7.   The Class C Invested Amount on the Transfer Date of
     the current calendar month, after giving effect to the
     deposits and withdrawals specified above, is equal to       10,000,000.00

8.   The amount of Monthly Interest, Deficiency Amounts, and
     Additional Interest payable to the

     (i)       Class A Certificateholders                         1,137,500.00

     (ii)      Class B Certificateholders                                    0

     (iii)     Class C Interests                                             0

9.   The amount of principal payable to the                                  0

     (i)       Class A Certificateholders                                    0

     (ii)      Class B Certificateholders                                    0


     (iii)     Class C Interests                                             0

10.  The sum of all amounts payable to the

     (i)       Class A Certificateholders                         1,137,500.00

     (ii)      Class B Certificateholders                                    0

     (iii)     Class C Interests                                             0

     To the knowledge of the undersigned, no Series 1998-1
     Pay Out Event or Trust Payout Event has occurred except as described below

     None

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 15 day of July 1999



                                              TRAVELERS BANK USA
                                              SERVICER

                                              By: /s/ CHARLES HAUG
                                                 -------------------------
                                                 Name: Charles Haug
                                                 Title: Senior Vice President